                                                                  Exhibit 10.115

                                IMPAC GROUP, INC.

                                     SECOND

                             1998 Stock Option Plan

Article 1.  Establishment, Effective Date, Objectives, and Duration .....  1

Article 2.  Definitions .................................................  1

Article 3.  Administration ..............................................  5

Article 4.  Shares Subject to the Plan ..................................  6

Article 5.  Eligibility and General Conditions of Options ...............  7

Article 6.  Stock Options ...............................................  7

Article 7.  Rights of Employees .........................................  9

Article 8.  Amendment, Modification, and Termination ....................  9

Article 9.  Withholding ................................................. 10

Article 10. Pooling of Interests Accounting ............................. 11

Article 11. Cash Out of Options and Sale of Shares ...................... 11

Article 12. Successors .................................................. 12

Article 13. Additional Provisions ....................................... 12

                                Impac Group, Inc.
                          1998 Second Stock Option Plan

Article 1. Establishment, Effective Date, Objectives, and Duration

      1.1 Establishment of Plan. Impac Group, Inc., a Delaware corporation (the "Company"), hereby establishes the Impac Group, Inc. Second 1998 Stock Option Plan (the "Plan"), as set forth herein, effective ______ (the "Effective Date"). The Plan has been adopted by the Board of Directors of the Company and approved by the stockholders of the Company.

      1.2 Objectives of the Plan. The purposes of the Plan are to encourage employees of the Company and its Subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

      1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 9 hereof, until all Shares subject to it shall have been acquired according to the Plan's provisions.

Article 2. Definitions

      Whenever used in the Plan, the following terms shall have the meanings set forth below:

      2.1 "Article" means an Article of the Plan.

      2.2 "Board" means the Board of Directors of the Company.

      2.3 "Cause" means, unless otherwise defined in any Employment Agreement or Option Agreement, any one or more of the following:

            (i) a Grantee's commission of a crime which, in the judgment of the Committee, is likely to result in injury to the Company or a Subsidiary;

            (ii) the material violation by the Grantee of written policies of the Company or a Subsidiary;

            (iii) the habitual neglect by the Grantee in the performance of his or her duties to the Company or a Subsidiary; or

            (iv) action or inaction by the Grantee in connection with his or her duties to the Company or a Subsidiary resulting, in the judgment of the Committee, in a material injury to the Company or a Subsidiary.

      2.4 "Change of Control" means any of the following:

            (i) the acquisition or holding (other than by the Company or any current shareholder of the Company or any person under common control with any current shareholder of the Company) by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("1934 Act"), (excluding, for this purpose, the Company or its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of the greater of 50% or more of either the then-outstanding Common Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors ("Voting Power"); except that (A) the following securities will not be considered in calculating the 50% amount: (1) any securities acquired directly from the Company pursuant to a written agreement with the Company, (2) any securities held by the Company or a subsidiary or any employee benefit plan (or any related trust) of the Company or a subsidiary and (B) no Change of Control shall be deemed to have occurred solely by reason of (I) any such acquisition by a corporation with respect to which, after such acquisition, more than 50% of both the then-outstanding common shares of such corporation and the Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Common Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the then outstanding Common Stock or the Voting Power of the Company, as the case may be or (II) an initial public offering of Common Stock;

            (ii) approval by the shareholders of the Company of (A) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Common Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately thereafter, beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, or (B) a liquidation or dissolution of the Company or
      (C) the sale or other disposition of all or substantially all of the assets of the Company.

      2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions.

      2.6 "Committee" has the meaning set forth in Article 3.

      2.7 "Common Stock" means the Series A common stock, $.O01 par value, of the Company.

      2.8 "Company" means Impac Group, Inc.

      2.9 "Disability" means, unless otherwise defined in an Employment Agreement or Option Agreement, a mental or physical condition which, in the judgment of the Committee, renders a Grantee unable to perform any of the principal job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which condition is expected to be permanent or for an indefinite duration exceeding two years.

      2.10 "Effective Date" -- see Section 1.1.

      2.11 "Eligible Person" means any employee (including any officer), consultant or director of the Company or any Subsidiary.

      2.12 "Employment Agreement" means, with respect to any Grantee, any employment agreement by and between the Company or Subsidiary and such Grantee.

      2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

      2.14 "Fair Market Value" means, with respect to Shares, as of any date,
(i) the closing price on the date of determination on the New York Stock Exchange (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock Exchange, the closing price on the date of determination on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) by the Committee.

      2.15 "Fully Diluted Shares" means the total number of Shares then outstanding plus all Shares issuable upon the conversion or exercise of any Convertible Securities then outstanding but excluding any Shares issuable or issued upon exercise of Options granted under this Plan or otherwise reserved for issuance under this Plan.

      2.16 "Grant Date" -- see Section 5.2.

      2.17 "Grantee" means an individual who has been granted an Option.

      2.18 "including" or "includes" means "including, without limitation," or includes, without limitation", respectively.

      2.19 "Option" means an option granted under Article 6 of the Plan.

      2.20 "Option Agreement" means the written agreement by which an Option shall be evidenced.

      2.21 "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

      2.22 "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Option Agreement for such Option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be extended from time to time prior to or after the expiration date of such Option then in effect.

      2.23 "Permitted Transferee" means a person who is Grantee's spouse, lineal ancestor, lineal descendant, a spouse of such ancestor or descendant, a trust primarily for the benefit of Grantee or one or more of such persons, or a partnership all the partners of which are Grantee or one or more of such persons.

      2.24 "Plan" means the Impac Group, Inc. Second 1998 Stock Option Plan, as set forth herein and as amended from time to time.

      2.25 "Required Withholding" -- see Article 9.

      2.26 "Retirement" means by any Grantee, a Termination of Employment by the Grantee on or after attaining age 62.

      2.27 "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

      2.28 "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

      2.29 "Section" means, unless the context otherwise requires, a Section of the Plan.

      2.30 "Share" means a share of Common Stock.

      2.31 "Subsidiary" means a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% (or such lesser percentage as the Committee may specify, which percentage may be changed from time to time and may be different for different entities) or more of the Voting Power of such corporation.

      2.32 "Termination of Employment" occurs on the first day on which an individual is for any reason no longer employed by the Company or any Subsidiary and is not a consultant or director of the Company or any Subsidiary. A Termination of Employment shall include with respect to an individual who is an employee of a Subsidiary or a consultant or director of a Subsidiary, the first day on which such corporation ceases to be a Subsidiary.

Article 3. Administration

      3.1 Committee. Subject to Article 8, and to Section 3.2, the Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan. Any references herein to "Committee" are references to the Board, or a committee established by the Board, as applicable. To the extent the Board considers it desirable to comply with or qualify under Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy the conditions of Rule 16b-3 as then in effect.

      3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

            (i) to determine when, to whom and in what amounts Options should be granted and the terms and conditions applicable to each Option;

            (ii) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

            (iii) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Options upon the Termination of Employment of a Grantee;

            (iv) to determine the terms and conditions of all Option Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Option Agreement; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the

Option as a result of any new or change in existing applicable law;

            (v) to cancel, with the consent of the Grantee, outstanding Options and to grant new Options in substitution therefor;

            (vi) to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Option or any group of Options for any reason and at any time, including in connection with a Termination of Employment (other than for Cause);

            (vii) subject to Sections 1.3 and 5.3, to extend the time during which any Option or group of Options may be exercised;

            (viii) to make such adjustments or modifications to Options to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

            (ix) to impose such additional terms and conditions upon the grant, exercise or retention of Options as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Options which may from time to time be exercised by a Grantee; and

            (x) to take any other action with respect to any matters relating to the Plan for which it is responsible.

      All determinations on all matters relating to the Plan or any Option Agreement may be made in the sole and absolute discretion of the Committee and all such determinations of the Committee shall be final, conclusive and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

Article 4. Shares Subject to the Plan

      4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the total number of Shares hereby reserved for issuance under the Plan shall be 20,000 Shares. If any Shares hereunder are forfeited or such Option otherwise terminates without the issuance of such Shares, the Shares subject to such Option to the extent of any such forfeiture or termination shall again be available for grant under the Plan. The Committee shall from time to time determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Shares issued pursuant to the Plan may be treasury shares or newly-issued Shares.

      4.2 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure affecting the Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, and in the number, class and option price of Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Option may include a fractional share. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

Article 5. Eligibility and General Conditions of Options

      5.1 Eligibility. The Committee may in its discretion grant Options to any Eligible Person, whether or not he or she has previously received an Option.

      5.2 Grant Date. The Grant Date of an Option shall be the date on which the Committee grants the Option or such later date as specified in advance by the Committee.

      5.3 Maximum Term. Any provision of the Plan to the contrary notwithstanding, the Option Term or other period during which an Option may be outstanding shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.

      5.4 Option Agreement. To the extent not set forth in the Plan, the terms and conditions of each Option (which need not be the same for each grant or for each Grantee) shall be set forth in an Option Agreement.

      5.5 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Option as it may deem advisable, including restrictions under applicable federal securities laws, restrictions under any form of stockholders agreement between the Company and the Grantee and requiring the Grantee to be bound by any or all of the provisions contained in agreements between the Company and any of its stockholders.

      5.8 Nontransferability of Options. Each Option granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution provided, however, that a Grantee may in any manner specified by the Committee, (i) designate in writing a beneficiary who is a Permitted Transferee to exercise his Option after the Grantee's death, and (ii) transfer an Option to a Permitted Transferee if and to the extent permitted by the Committee.

Article 6. Stock Options

      6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

      6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

      6.3 Option Price. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee.

      6.4 Exercisability. Options shall be exercisable at such time or times as determined by the Committee; provided that (a) in the case of a Grantee who has an Employment Agreement if during the term of the agreement the Grantee is terminated by the Company or Subsidiary (not for Cause) or if the Grantee resigns for Good Reason (only if defined in the Employment Agreement and then to the extent defined in the Employment Agreement), the Grantee's then outstanding Options shall be exercisable on the date of such Termination of Employment (provided that notwithstanding the foregoing, an Option shall not become exercisable for Good Reason if the circumstances giving rise to such Good Reason existed at the time the Option was granted); (b) all then outstanding Options shall be exercisable upon a Change of Control; and (c) if a Grantee who is an employee of a Subsidiary or a consultant or director of a Subsidiary has a Termination of Employment as a result of the corporation ceasing to be a Subsidiary, the Grantee's then outstanding Options shall be exercisable on the date of such Termination of Employment. In the event that any Grantee shall have a Termination of Employment for any reason which in the opinion of the Committee shall constitute Cause, any Option still held by such person at such time shall automatically terminate. The decision of the Committee as to what shall constitute Cause shall be final and binding upon all concerned. Except as otherwise provided in an Option Agreement, an Option may be exercised only if the Grantee has been an employee of the Company or of any Subsidiary at all times during the period beginning with the Grant Date and ending ninety (90) days before the date of such exercise; provided that in the case of a Grantee who has a Termination of Employment due to Retirement, Death or Disability (as determined by the Committee), the ninety (90) days shall be extended to one (1) year; and further provided that in the case of a Grantee who has an Employment Agreement, if during the term of the agreement the Grantee is terminated by the Company or Subsidiary (not for Cause) or if the Grantee resigns for Good Reason (only if defined in the Employment Agreement and then to the extent defined in the Employment Agreement), an Option may be exercised at any time prior to the end of the term of the Employment Agreement if this results in a longer period to exercise than otherwise provided for in this sentence. Except as otherwise permitted by the Committee, only those Options exercisable at the date the

Grantee's employment is terminated may be exercised during the period following such termination, whether such termination is by Retirement or otherwise.

      6.5 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

      (A)   in cash, by personal check or wire transfer;

      (B) in Shares which have been held by the Grantee for at least six months valued at their Fair Market Value on the date of exercise; or

      (C) subject to applicable law, pursuant to procedures previously approved by the Company, through the sale of the Shares acquired on exercise of the Option through a broker dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

Article 7. Rights of Employees

      7.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Grantee's employment at any time, nor confer upon any Grantee the right to continue in the employ of the Company or Subsidiary.

      7.2 Participation. No employee shall have the right to be selected to receive an Option under this Plan, or, having been so selected, to be selected to receive a future Option.

Article 8. Amendment, Modification, and Termination

      8.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders, except to the extent that such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company's equity securities; provided that shareholder approval is required to increase the number of Shares available under the Plan (except as provided in Section 4.2).

      8.2 Options Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Grantee of such Option.

Article 9. Withholding

      9.1 Mandatory Tax Withholding.

      (a) Whenever under the Plan, Shares are to be delivered upon exercise of an Option, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, sufficient to satisfy all federal, state, and local tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or (iii) any combination of the foregoing.

      (b) Any Grantee who makes an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee.

      9.2 Elective Share Withholding.

      a. If permitted by the Committee in an Option Agreement and subject to the following subsection, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Option (a "Taxable Event") having a Fair Market Value equal to (i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (ii) a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

      b. Each Share Withholding election shall be subject to the following conditions:

            (1) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

            (2) the Grantee's election shall be irrevocable.

      9.3 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 53(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Option or at any time thereafter, prohibit a Grantee from making the election described above.

Article 10. Pooling of Interests Accounting

      If the Committee determines, prior to a sale or merger of the Company that the Committee determines is reasonably likely to occur, that the grant or exercise of Options would preclude the use of pooling of interests accounting ("pooling") after the consummation of such sale or merger and that such preclusion of pooling would have a material adverse effect on such sale or merger, the Committee may (a) make any adjustments in such Options prior to the sale or merger that will permit pooling after the consummation of such sale or merger or (b) cause the Company to pay the benefits attributable to such Options (including for this purpose not only the spread between the then Fair Market Value of the Shares subject to such Options and the Option Price applicable thereto, but also the additional value of such Options, in excess of such spread, as determined by the Committee) in the form of Shares if such payment would not cause the transaction to remain or become ineligible for pooling.

Article 11. Cash Out of Options and Sale of Shares

      11.1 Change of Control. In connection with the occurrence of a Change of Control involving the transfer of the Common Stock issuable upon exercise of Options granted pursuant to this Plan (whether such transfer occurs pursuant to a merger, reorganization, consolidation, sale or otherwise) (such transfer being called a "Sale Transaction"), the Company may elect (which election shall be evidenced by the Company's execution of a definitive agreement pertaining to the Sale Transaction) to cancel unexercised Options concurrent with the closing of the Sale Transaction provided that the Company causes the holders of such Options to receive, as consideration for such cancellation, payment in an amount (such amount being called the "Option Payment") equal to (A) the difference between the per share consideration being paid to the holders of outstanding Common Stock pursuant to the Sale Transaction and the per share exercise price of the Option, (B) multiplied by the number of shares subject to such Option, and (C) minus all applicable withholding taxes. Subject to the foregoing, the Option Payment shall be payable to the Option holder at such times and subject to such terms and conditions (including, without limitation, form of consideration, time of payment, indemnity obligations and the like) as are applicable generally to holders of outstanding Common Stock being transferred pursuant to such Sale Transaction. If the Company elects to cancel the Options pursuant to this Section 11.1, the Option holder shall be prohibited from exercising his or her Options in connection with such Sale Transaction. The terms of this Section 11.1 shall supersede the terms of Section 6.4 providing for acceleration of Options upon a Change of Control and any other term of this Plan inconsistent herewith.

      11.2 Sale of Subsidiary. If a Grantee who is an employee of a Subsidiary or a consultant or director of a Subsidiary has a Termination of Employment as a result of the corporation ceasing to be a Subsidiary, the Grantee may during the 90-day period following such Termination of Employment elect to sell, and the Company shall purchase, any Shares acquired on or after Termination of Employment by the Grantee upon Option exercise at their Fair Market Value.

Article 12. Successors

      All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

Article 13. Additional Provisions

      13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      13.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

      13.3 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Option, Grantees shall not be entitled to exercise, or receive benefits under, any Option, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

      13.4 Securities Law Compliance. (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Options under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

      (b) If the Committee determines that the exercise of, or delivery of Shares pursuant to, any Option would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

      13.5 No Rights as a Stockholder. A Grantee shall not have any rights as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise of such Option until such shares have been delivered to him or her.

      13.6 Nature of Payments. Options shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

      13.7 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.